EXHIBIT 10.1
[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

ROYAL BANK OF CANADA
200 Vesey Street
New York, New York 10281

August 4, 2022

Angel Oak Mortgage Operating Partnership, LP
Angel Oak Mortgage Fund TRS
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attn: Ashish Negandhi
Angel Oak Mortgage, Inc.
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attn: Brandon Filson

    Re:    Amended & Restated Pricing Side Letter

To whom it may concern:
Reference is hereby made to, and this side letter (the “Pricing Side Letter”) is hereby incorporated by reference into, the Master Repurchase Agreement, dated as of April 13, 2022, (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Angel Oak Mortgage Operating Partnership, LP (the “Operating Partnership Seller”), Angel Oak Mortgage Fund TRS (the “Mortgage Fund Seller” and together with the Operating Partnership Seller, the “Sellers” and each, a “Seller”), Angel Oak Mortgage, Inc. (the “Guarantor”), and Royal Bank of Canada (the “Buyer”). This Pricing Side Letter amends and restates in its entirety that certain Pricing Side Letter, dated as of April 13, 2022 (the “Original Pricing Side Letter”). This Pricing Side Letter is not a novation of the Original Pricing Side Letter or any subsequent amendment or restatement thereof. The security interest created by the Repurchase Agreement remains in full force and effect. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

PRICING TERMS
30 Days Delinquent:	Any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for more than thirty (30) days (but not more than fifty-nine (59) days) following the Due Date on which such Mortgage Loan first became delinquent using the MBA Method of Delinquency.
60 Days Delinquent:	Any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for sixty (60) days or more (but not more than eighty-nine (89) days) following the Due Date on which such Mortgage Loan first became delinquent using the MBA Method of Delinquency.

Adverse Claim:	A lien, security interest, charge, encumbrance or other right or claim of any Person (other than liens created in favor of the Buyer or assigned to the Buyer by any Facility Document).
Aging Limit:	With respect to each Purchased Asset, the “Aging Limit” specified for the applicable assets, as described on Exhibit A-1 hereto.
Asset Value:
With respect to any Purchased Asset as of any date of determination, an amount equal to the product of (a) the Purchase Price Percentage for the Purchased Asset and (b) the lesser of (i) the Market Value of the Purchased Asset and (ii) the unpaid principal balance of such Purchased Asset. Without limiting the generality of the foregoing, each Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer if any of the following events occur:

(i)a breach of a representation, warranty or covenant made by a Seller in the Repurchase Agreement with respect to such Purchased Asset has occurred and is continuing;

(ii)such Purchased Asset exceeds the “Days Delinquent” specified for the applicable Purchased Asset, as described on Exhibit A-1 hereto, or is converted to an REO Property;

(iii)such Purchased Asset has been released from the possession of Custodian under the Custodial Agreement for a period in excess of ten (10) business days;

(iv)[reserved];

(v)such Purchased Asset has been subject to a Transaction under the Repurchase Agreement for a period of greater than the respective Aging Limit;

(vi)when the Purchase Price for such Purchased Asset is added to other Purchased Assets, the aggregate Purchase Price of all Purchased Assets of any type of Mortgage Loan exceeds the applicable Concentration Limit; and

(vii)the FICO score for such Purchased Asset’s related Mortgagor is [*].

Concentration Limit:	With respect to each Purchased Asset, the “Concentration Limit” specified for the applicable assets, as described on Exhibit A-2 hereto.
Days Delinquent:	With respect to each Mortgage Loan, the number of days a Mortgagor fails to make a Monthly Payment using the MBA Method of Delinquency.
Due Diligence Cap:	$[*] for each one (1) year period following the Effective Date.
Effective Date:	April 13, 2022.

Eligible Mortgage Loan Product:
Any Non-Agency Non-QM Mortgage Loan that is a first lien, one- to four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event includes any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit, life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.

Facility Period:	Six (6) months following the related initial Purchase Date, or as extended pursuant to the Repurchase Agreement.
FICO:	The Mortgagor’s credit score as defined in the Underwriting Guidelines.
Financial Covenants:
Guarantor shall at all times comply with each of the following:

a.    Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth of at least $[*].

b.    Indebtedness to Adjusted Tangible Net Worth Ratio. Guarantor’s ratio of Indebtedness (on and off balance sheet) to Tangible Net Worth shall not exceed [*]:1.

c.    Maintenance of Liquidity. Guarantor shall ensure that at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $[*].

Maximum Facility Amount:	$600,000,000
MBA Method of Delinquency:	With respect to each Mortgage Loan, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.
Post-Default Rate:	An annual rate of interest equal to the Pricing Rate plus an additional [*].
Pricing Spread:	With respect to each Purchased Asset, the “Pricing Spread” specified for the applicable assets, as described on Exhibit A-1 hereto.
Purchase Price Percentage:	With respect to each Purchased Asset, the “Purchase Price Percentage” specified for the applicable assets, as described on Exhibit A-1 hereto.
Restricted Cash:	For any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.
Test Period:	Any prior fiscal quarter.

Unrestricted Cash:	As to cash or Cash Equivalents, as of any date of determination, the sum of a Seller’s (i) cash and (ii) Cash Equivalents that are not, in either case, subject to (A) an Adverse Claim in favor of any Person or (B) that are not required to be reserved by such Seller in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual agreement or requirement of law.
MISCELLANEOUS TERMS
Counterparts:	This Pricing Side Letter may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Pricing Side Letter and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Pricing Side Letter, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Pricing Side Letter may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Governing Law:	THIS PRICING SIDE LETTER IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Severability:	Each provision and agreement in this Pricing Side Letter shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
Buyer:     ROYAL BANK OF CANADA, as Buyer
By:     /s/ Elizabeth Kuit
Name: Elizabeth Kuit
Title: Managing Director

Sellers:    ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Angel Oak Mortgage OP GP, LLC, in its capacity as General Partner
By: Angel Oak Mortgage, Inc., its sole member
By:     /s/ Michael Fierman
Name: Michael Fierman
Title: President
    ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust

By: Angel Oak Capital Advisors, LLC, not in its individual capacity, but solely as Administrator
By:     /s/ Michael Fierman
Name: Michael Fierman
Title: Managing Partner

Signature Page to Amended and Restated Pricing Side Letter

Guarantor:    ANGEL OAK MORTGAGE, INC., as Guarantor
By:     /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

Signature Page to Amended and Restated Pricing Side Letter

EXHIBIT A-1

LOAN PRICING

Purchased Asset	Aging Limit (all days are calendar days unless otherwise noted)	Concentration Limit	Pricing Spread	Purchase Price Percentage*	Days Delinquent
Non-Agency Non-QM Mortgage Loans	[*]days	See Exhibit A-2	[*]%	[*]%	[*] days**

* The Purchase Price Percentage for a Mortgage Loan that is (i) 30 Days Delinquent shall be reduced by [*]% and (ii) 60 Days Delinquent shall be reduced by an additional [*]%.

** Subject to the Concentration Limit in Exhibit A-2 for Mortgage Loans that are 30 Days Delinquent or 60 Days Delinquent.

Exhibit A-1

EXHIBIT A-2

    CONCENTRATION LIMITS

Concentration Limits*
Collateral Attribute		Percentage of Maximum Facility Amount
FICO Score	<580	[*]%
	<620	[*]%
	<680	[*]%
State of Mortgaged Property	CA	[*]%
	FL	[*]%
	GA	[*]%
	Any other single state	[*]%
Days Delinquent	30 Days Delinquent + 60 Days Delinquent, in the aggregate	[*]%
Original LTV	>90	[*]%
	>80	[*]%
Debt to Income Ratio of the Related Mortgagor	>50	[*]%
	>55	[*]%
Original Unpaid Principal Balance	> $2,000,000 but < $2,500,000	[*]%
	>$2,500,000 but < $3,000,000	[*]%
	>$3,000,000 but < $3,500,000	[*]%
	>$3,500,000	[*]%
Collateral Type	Limited Documentation Mortgage Loan	[*]%
	Second Lien Mortgage Loan	[*]%
	Cash-Out Refinance Mortgage Loan	[*]%
	Interest-Only Mortgage Loan	[*]%
	Investor Mortgage Loan	[*]%
Original Loan Rating	“C” or lower from a third-party due diligence provider, which rating is retained for more than one month following the related Purchase Date	[*]%

* Mortgage Loans may qualify for more than one (1) Concentration Limit. Unless otherwise indicated below, percentages are calculated against the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to outstanding Transactions at the time of calculation.

Exhibit A-1

EXHIBIT B
FORM OF FINANCIAL OFFICER’S COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of [APPLICABLE SELLER/GUARANTOR] ([“Seller”/“Guarantor”]). This Certificate is delivered to you in connection with Section 11(d)[(i)][(ii)] of the Master Repurchase Agreement dated as of April 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Seller[s], [__], [Guarantor/Angel Oak Mortgage, Inc.] and Royal Bank of Canada, as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, [Seller/Guarantor] is and has been in compliance with all the terms of the Repurchase Agreement and, without limiting the generality of the foregoing, I certify that:
Tangible Net Worth. [Seller/Guarantor] has maintained a Tangible Net Worth of at least $[________].
Indebtedness to Tangible Net Worth Ratio. [Seller’s/Guarantor’s] ratio of Indebtedness (on and off balance sheet) to Tangible Net Worth has not exceeded [_]:1.
Maintenance of Liquidity. [Seller/Guarantor] has maintained at all times, cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $[__].
Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of [Seller/Guarantor], and do not omit any material fact as of the date(s) thereof.
Documentation. [Seller/Guarantor] has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. [Seller/Guarantor] has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Repurchase Agreement and the other Facility Documents to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller or Guarantor shall describe such lack of compliance and provide the date of any related waiver thereof.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller or Guarantor shall describe the same in reasonable detail and describe the action Seller or Guarantor has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller or Guarantor shall describe the Default or Event of Default and provide the date of the related waiver.]
Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of [Seller/Guarantor] existing on the date hereof is listed on Schedule 2 to the Repurchase Agreement.

    Exh. B

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
[[Name], as [Seller/Guarantor]]
By:
Name:
Title:

    Exh. B-2